Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Files No. 333-268560, 333-291981, 333-287496, 333-280650, and 333-272132) and Form S-8 (Files No. 333-284639, 333-284638, 333-276908, 333-276906, 333-269702, 333-269699, 333-263566, and 333-261807) of our report dated March 24, 2025, with respect to the consolidated financial statements of Lucid Diagnostics Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

New York, NY

March 25, 2026